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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                      February 10, 1999 (February 3, 1999)




                                XENOMETRIX, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      1-14004                                                         04-3166089
(Commission File No.)                          (IRS Employer Identification No.)

                               2425 N. 55TH STREET
                             BOULDER, COLORADO 80301
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (303) 447-1773








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ITEM 5.  OTHER EVENTS.

         On February 3, 1999, Xenometrix, Inc. (the "Company") issued a press release concerning the Company's execution of eight license agreements, a corporate restructuring and changes to the Company's management and board of directors. The press release reads in full as follows:

          XENOMETRIX ANNOUNCES COMPLETION OF EIGHT LICENSE AGREEMENTS,
                   RESTRUCTURING AND MANAGEMENT/BOARD CHANGES

     BOULDER, CO - February 3, 1999 - Xenometrix, Inc. (OTC BB: XENO), today announced that it has granted seven additional licenses for its gene expression profiling patents, bringing the total licenses granted to fourteen. This total includes the first non-exclusive license for the company's proprietary automated Ames technology. Each gene profile license is non-exclusive and covers the collection of gene expression profiles utilizing all methods including high-density probe arrays. Announcements of each new license will be forthcoming in the next several days. The licensing effort is part of a broader plan of interrelated decisions designed to better position the company for future growth.

     Background - From July 1997 until January 1998, Xenometrix continued operations using a line of credit agreement, which totaled $1.5 million. The credit was fully drawn by early 1998 and the Company restructured operations in February 1998 when it began to explore licensing its intellectual property. Six major license agreements were completed in 1998 enabling the Company to be cash flow positive for the year while paying off interest on the debt. 1998 licenses include Aurora Biosciences (NASDAQ: ABSC), Cerep S.A. (Nouveau Marche: CEREP), Phase-1 Molecular Toxicology (Santa Fe, NM), Affymetrix (NASDAQ:AFFX), Gene Logic (NASDAQ: GLGC) and Rosetta Inpharmatics (Kirkland,WA).

    However, the continued presence of the debt and the periodic need to obtain additional extensions on the maturity date of the bridge note fueled uncertainty over the company's prospects for survival. This uncertainty has been a potential obstacle to continued licensing as well as to developing strategic partners. The actions announced today are designed to strengthen the Company's prospects for successful operation and reduce or eliminate concerns over the Company's survival.

     Licensing - Recent licenses were granted to a range of companies covering pharmaceutical, diagnostic and biotechnology markets. Ownership of the Company's principal patents is shared with Harvard University and Xenometrix has an exclusive worldwide license to Harvard's portion of the intellectual property. In the Company's September 30, 1998 Form 10-KSB, the Company reported that it had received written notice of default from Harvard and that a 90-day cure period had begun. The cure period was further extended until January 30, 1999. Prior to the end of this period, the company cured the default.

     Restructuring - Xenometrix will reduce its workforce by more than half and continue providing gene expression profiles on lead compounds and chemicals for pharmaceutical and biotechnology clients. The Company will also resume offering kits for those customers who



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choose to test in-house. After the proceeds of recent licenses, the Company expects to significantly reduce the bridge notes and have several months of cash for operations. The Company has also strengthened key distribution partnerships in Europe through sublicensing. Additionally, the Company subleased a portion of its facilities to Source Pharmaceuticals, Inc. (Boulder, CO), a newly formed, integrated drug discovery company founded by former Amgen scientists. Source moved into Xenometrix's 24,000 square foot facility in October and their presence has contributed materially to moderation of Xenometrix monthly costs. This sublease arrangement also enables Xenometrix to retain its modern, state-of-the-art facility.

     Management and Board Changes - In early January, Stephen J. Sullivan, President and CEO of Xenometrix presented a restructuring plan to the Xenometrix Board of Directors to reduce the Company's burn rate substantially. The plan included the elimination of several positions including the CEO position. The Board accepted the plan but has asked Sullivan to remain with the Company as a director and non-executive Chairman. Sullivan commented that "We expect that the new structure will enable Xenometrix to continue operations and develop strategic partnerships based upon its gene expression profiling capabilities. I am delighted to remain involved with the company and will focus on strategy and further licensing."

     The Company announced that Dr. Pauline Gee has been elected President and Chief Scientific Officer effective February 1st. Dr. Gee was previously Vice President of R&D for Xenometrix and has been with the company for five years. Dr. Gee was instrumental in the development and commercialization of much of Xenometrix's technology. Chairman Sullivan commented that "Dr. Gee and I have worked closely for two years and I have complete confidence in Pauline's abilities. Dr. Gee is a strong manager and outstanding scientist and will provide the leadership and customer focus to increase collaborations and revenue generating opportunities."

     Finally, Sullivan commented on Xenometrix's future prospects. "While Xenometrix is now smaller, it has the infrastructure of a more established company, including a first class facility, a sustainable burn rate and a solid and growing customer list. The Company expects to capitalize on the impetus generated by its licensing activities. We probably know the meaning of cash-flow management as well as anybody."

     In October 1998, the Company announced the extension of a bridge loan until February 25, 1999. The Company expects to negotiate the terms of a further extension, but there is no assurance that an extension will be granted or, if granted, that the terms of extension will not be burdensome to the Company's continued operations. Accordingly, Xenometrix will continue to seek strategic partnerships, including, but not limited to, the sale of the Company or substantial assets.

     Xenometrix is a biotechnology company with proprietary gene expression profiling and genotoxicity technology used to help pharmaceutical, chemical and biotechnology companies accelerate the selection of the most promising drug and chemical leads. For more information, please visit the Xenometrix web site at www.xeno.com.
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     Except for the historical information contained herein, this release contains forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results could differ materially as a result of risk-related factors over which the Company has no control. Such factors include, but are not limited to, those discussed in "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-KSB filed with the Securities and Exchange Commission for the year ended June 30, 1998.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 1999              XENOMETRIX, INC.



                                      By: /s/ DR. PAULINE GEE
                                          --------------------------------------
                                          Dr. Pauline Gee
                                          President and Chief Scientific Officer